UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
February 7, 2007
THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-12227 (Commission File Number)	72-110616 (IRS Employer Identification No.)
4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of principal executive offices and zip code)
(225) 932-2500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
On January 8, 2007, The Shaw Group Inc., a Louisiana corporation, (the “Company”), and its current auditor Ernst & Young LLP, (“E&Y”), executed an engagement letter for E&Y to serve as the Company’s independent registered public accounting firm for the first quarter of fiscal 2007. Although the Company’s shareholders, at the annual meeting of the shareholders held on January 30, 2007, ratified the Company’s selection of E&Y as the independent auditor for fiscal 2007, the Company and E&Y had not concluded terms of an engagement for the remainder of the fiscal year.
On February 7, 2007, E&Y notified certain members of Company management and certain members of the Audit Committee of the Company’s Board of Directors of its decision to resign as the Company’s independent registered public accounting firm effective upon the Company’s filing of its Form 10-Q for the quarter ending February 28, 2007. On February 9, 2007, the Audit Committee of the Board of Directors of the Company approved E&Y’s resignation.
The reports of E&Y on the Company’s financial statements for the fiscal years ended August 31, 2006, and August 31, 2005, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended August 31, 2006, and August 31, 2005, and through the date hereof, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make a reference to the matter in its reports on the Company’s financial statements for such years.
During the Company’s fiscal years ended August 31, 2006, and August 31, 2005, and through the date hereof, there were no “reportable events” (as defined by Item 304(a)(1)(v) of Regulation S-K), except for:
(A) the material weaknesses in the Company’s internal financial reporting and accounting controls as of August 31, 2006, described in the Company’s Annual Report on Form 10-K for the year ended August 31, 2006, as follows (i) during the third quarter of fiscal 2006, the Company discovered that the recognition of revenue on one contract accounted for under the percentage-of-completion method was overstated due to a clerical error in the computation. The error occurred because a key control, the review of the calculation, which would have detected the overstatement, did not operate correctly. The Company’s condensed consolidated financial statements for the three-month and six-month periods ended February 28, 2006, were restated to correct this error; (ii) also during the third quarter of fiscal 2006, the Company misapplied GAAP related to consolidation accounting under FIN 46(R) for a minority interest in one variable interest entity for which the Company is the primary beneficiary. The appropriate accounting personnel did not identify the misapplication of the accounting guidance in FIN 46(R), which led to a misallocation of minority interest losses on the income statement, resulting in an overstatement of net income. The Company’s condensed consolidated financial statements for the three-month and six-month periods ended February 28, 2006, were restated to correct this error; and (iii) the Company misapplied GAAP related to recording compensation expense in accordance with APB 25. The Company discovered that the accounting measurement dates for certain stock option awards during fiscal 2000 were determined in error. The correct measurement date should have been the date upon which the list of the recipients and specific allocations was finalized, rather than the date that the Compensation Committee of the Board of Directors of the Company initially approved the award. The Company restated its consolidated financial statements for the years ended August 31, 2001, through 2005 to record non-cash, stock-based compensation expense related to this stock option grant; and
(B) the material weakness resulting from insufficient accounting resources to analyze and properly record complex accounting matters as of November 30, 2006, described in the Company’s Form 10-Q for the quarter ended November 30, 2006, wherein the Company reported that it continued to experience significant growth in operations and in the complexity of operations and transactions, and that it had not been able to expand its accounting and financial resources to keep pace with this growth and timely address certain complex transactions, such as an embedded derivative instrument associated with the Company’s investment in Westinghouse and related agreements.
E&Y and the Audit Committee of the Board of Directors of the Company have discussed these matters, and the Company has authorized E&Y to respond fully to inquiries by the Company’s successor accountants regarding these matters without limitation.
The Company provided E&Y with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and had requested E&Y to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company above, and if not, stating the respects in which it does not agree. E&Y’s letter is filed as Exhibit 16 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits. The following exhibit is filed as an Exhibit 16 to this Current Report on Form 8-K.

16	Letter from Ernst & Young LLP dated February 12, 2007, addressed to the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)
Date: February 12, 2007	By:	/s/ Gary P. Graphia
Gary P. Graphia, Executive Vice President, Secretary and Chief Legal Officer

THE SHAW GROUP INC.
EXHIBIT INDEX
Form 8-K
February 7, 2007

Exhibit Number	Description

16	Letter from Ernst & Young LLP dated February 12, 2007, addressed to the Securities and Exchange Commission